                                                                     EXHIBIT 4.9

                           HINES HORTICULTURE, INC.

                          FIFTH AMENDMENT AND CONSENT
                              TO CREDIT AGREEMENT


         This FIFTH AMENDMENT AND CONSENT TO CREDIT AGREEMENT (this "Amendment") is dated as of November 14, 1996 and entered into by and among HINES HORTICULTURE, INC. (formerly known as Hines Nurseries Inc.), a California corporation ("Company"), SUN GRO HORTICULTURE INC., a Nevada corporation ("Sun Gro"), and SUN GRO HORTICULTURE CANADA LTD., a Canadian corporation ("Sun Gro Canada"; together with Company and Sun Gro, collectively, "Borrowers"), the financial institutions listed on the signature pages hereof ("Lenders") and BT COMMERCIAL CORPORATION, as Agent for Lenders ("Agent"), and, for purposes of
Section 6 hereof, the Credit Support Parties (as defined in Section 6 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of August 4, 1995 by and among Company, Sun Gro and Sun Gro Canada, Lenders and Agent, as amended by that certain First Amendment dated as of October 11, 1995, that certain Second Amendment dated as of October 26, 1995, that certain Third Amendment dated as of March 15, 1996, and that certain Fourth Amendment dated as of August 28, 1996 (as so amended, the "Credit Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                   RECITALS

         WHEREAS, Borrowers and Lenders desire to amend the Credit Agreement to
(i) increase the aggregate Revolving Loan Commitments by $10 million (from $50 million to $60 million), (ii) adjust certain of the financial covenants set forth therein, and (iii) make certain other amendments as set forth below; and

         WHEREAS, Company has requested that Lenders consent to the acquisition by Company of all of the issued and outstanding shares of capital stock of Flynn Nurseries, Inc. ("FN"), Flynn Rainbow Nurseries, Inc. ("FRN"), a wholly-owned Subsidiary of FN, and FRN, Inc., a wholly-owned Subsidiary of FRN; and

         WHEREAS, subject to the terms and conditions of this Amendment, Lenders are willing to agree to such amendments and consent to such acquisition.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT.

         1.1  Amendments to Section 1: Provisions Relating to Defined Terms

         A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in the proper alphabetical order:

         "'Fifth Amendment' means that certain Fifth Amendment and Consent to Credit Agreement dated as of November 14, 1996 among Holdings, Borrowers, FN, FRN, FRN, Inc., Agent and Lenders."

         "'Fifth Amendment Effective Date' has the meaning assigned to that term in the Fifth Amendment."

         "'FII' means Flynn Industries, Inc., a Nevada corporation."

         "'Flynn Acquisition' means the acquisition by Company of all of the issued and outstanding shares of capital stock of FN and each of FN's Subsidiaries pursuant to the Flynn Acquisition Agreements."

         "'Flynn Acquisition Agreements' means collectively, (i) the Flynn Stock Purchase Agreement, (ii) that certain Escrow Agreement dated as of November 27, 1996 among Company, FII, the other stockholders of FN and an escrow agent, (iii) that certain non-competition agreement dated as of November 27, 1996 by and among FII, Donald Flynn, FN and FRN, (iv) the Flynn Oregon Agreements, (v) the New Preferred Stock Purchase Agreement, (vi) the New Warrants, and (vii) any agreement or document entered into by any Loan Party in connection with any of the foregoing, in each case (for clauses (i) through (vii) above) as any such agreement or document may be amended from time to time after the Fifth Amendment Effective Date to the extent permitted by subsection 7.15 or 8.17."

         "'Flynn Oregon Agreements' means (i) that certain Custom Farming Agreement dated as of November 27, 1996, entered into by and between FRNO and FRN, pursuant to the Flynn Stock Purchase Agreement and (ii) that certain Equipment and Inventory Purchase Agreement dated as of November 27, 1996 by and between FRNO and FRN."

         "'Flynn Purchase Option Payments' means the Consolidated Capital Expenditures by FRN in connection with its exercise of the purchase options with respect to the Real Property Assets described in Schedule 3.31 annexed to the Flynn Stock Purchase Agreement and costs relating thereto."

         "'Flynn Stock Purchase Agreement' means that certain Stock Purchase Agreement dated as of November 27, 1996 by and among FII, certain individual stockholders of FN and Company, as such agreement may be amended from time to time after the Fifth Amendment Effective Date to the extent permitted under subsection 7.15."

         "'FN' means Flynn Nurseries, Inc., a California corporation."

         "'FRN' means Flynn Rainbow Nurseries, Inc., a Hawaii corporation."

         "'FRN, Inc.' means FRN, Inc., a California corporation."

         "'FRNO' means Flynn Rainbow Nurseries (Oregon), Inc."

         "'New Preferred Stock Holders' means Madison Dearborn Capital Partners, L.P., California State Teachers Retirement System, Chillmark Fund II, L.P. and Abbott Co-Investment, L.L.C."

         "'New Preferred Stock Purchase Agreement' means that certain Purchase Agreement dated as of November 27, 1996 by and among Holdings and New Preferred Stock Holders, as such agreement may be amended from time to time after the Fifth Amendment Effective Date to the extent permitted under subsection 8.17."

         "'New Warrants' means those warrants dated as of November 27, 1996 issued by Holdings to the New Preferred Stock Holders, which warrants, if exercised, represent approximately 7.5% of the outstanding Holdings Common Stock on a fully diluted basis, and any warrants issued in replacement of or in substitution for such warrants, in each case as such warrants may be amended from time to time after the Fifth Amendment Effective Date to the extent permitted under subsection 8.17."


         B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Company Borrowing Base" therefrom in its entirety and substituting the following therefor:

              "'Company Borrowing Base' means, as at any date of determination, an aggregate amount equal to:

              (i) eighty-five percent (85%) of Eligible Accounts Receivable of Company and FRN plus

              (ii) the lesser of (a) fifty percent (50%) of Eligible Inventory of Company and FRN and (b) an amount which, when aggregated with the amount calculated pursuant to clause (ii) of the definition of Sun Gro Borrowing Base (as set forth in the most recent Borrowing Base Certificate delivered to Agent) at such date of determination, equals $30,000,000 (it being understood that the amount calculated pursuant to this clause
         (ii) and the amount calculated pursuant to clause (ii) of the definition of Sun Gro Borrowing Base shall not at any time exceed $30,000,000), minus

              (iii) the aggregate amount of reserves, if any, established by Agent in the exercise of its Permitted Discretion against Eligible Accounts Receivable and Eligible Inventory of Company and FRN;

    provided that Agent, in the exercise of its Permitted Discretion, may (a) increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory of Company and FRN and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date."

         C. Subsection 1.1 of the Credit Agreement is hereby further amended by adding after the reference to "Company" appearing in the first line of the definition of "Eligible Accounts Receivable" the word, "FRN".

         D. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the first sentence of the definition of "Eligible Inventory" in its entirety and substituting therefor the following:

                "'Eligible Inventory' means, with respect to Company, FRN or Sun Gro, the aggregate amount of Inventory of such Loan Party deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base minus, in the case of Eligible Inventory of Company or FRN, the Inventory Scrap Reserve."

         E. Subsection 1.1 of the Credit Agreement is hereby further amended by inserting the phrase "or FRN" after each reference to "Company" appearing in the definition of "Inventory Scrap Reserve" and inserting the phrase "or FRN's" after the reference to "Company's" appearing in such definition.

         F. Subsection 1.1 of the Credit Agreement is hereby further amended by inserting the phrase ", the Flynn Acquisition Agreements, the Iverson Acquisition Agreements," after the reference to "the Acquisition Agreement," appearing in the first line of the definition of "Related Agreements."

         1.2    Amendment to Section 2:  Amounts and Terms of Commitments and
Loans

         Subsection 2.1A(iii) of the Credit Agreement is hereby amended by deleting the reference to "$50,000,000" contained therein and substituting "$60,000,000" therefor.

         1.3   Amendments to Section 5:  Representations and Warranties

         A. Takeout Securities Indenture. Subsection 5.2E is hereby amended by adding the following at the end of subsection 5.2E(iii):

         "The Loans and all other monetary obligations of Company under the Credit Agreement and the other Loan Documents, including reimbursement obligations with respect to the Letters of Credit, constitute `Senior Debt' and `Designated Senior Debt' as defined in the Takeout Securities Indenture and are senior to Company's obligations under the Takeout Securities Indenture. The Loans and all other monetary obligations of Holdings, Sun Gro and any other Loan Party (other than Company) under the Credit Agreement and the other Loan Documents, including reimbursement obligations with respect to the Letters of Credit, constitute `Guarantor Senior Debt' and `Designated Senior Debt' as defined in the Takeout Securities Indenture and are senior to Holdings', Sun Gro's and such Loan Parties' obligations under the Takeout Securities Indenture."

         B. Flynn Stock Purchase Agreement. Section 5 of the Credit Agreement is hereby amended by adding thereto at the end thereof the following:

         "5.18  Flynn Stock Purchase Agreement.

              A. Company has delivered to Lenders complete and correct copies of the Flynn Acquisition Agreements and of all exhibits and schedules thereto.

              B. Except to the extent otherwise set forth herein or in the schedules thereto, each of the representations and warranties given by FN Shareholders (as defined therein) to Company in the Flynn Stock Purchase Agreement is true and correct in all material respects as of the Fifth Amendment Effective Date, subject to the qualifications set forth in the schedules to the Flynn Stock Purchase Agreement.

              C. Each of the representations and warranties given by Company to FN Shareholders (as defined therein) in the Flynn Stock Purchase Agreement is true and correct in all material respects as of the Fifth Amendment Effective Date.

              D. Notwithstanding anything in the Flynn Stock Purchase Agreement to the contrary, the representations and warranties of Borrowers set forth in subsections 5.18B and 5.18C shall, solely for purposes of this Agreement, survive the Fifth Amendment Effective Date for the benefit of Lenders."

         C. No Material Adverse Change. Section 5.4 is hereby amended by adding after "Since December 21, 1994" the following: "and except as set forth on Schedule 5.4".

         D. Employee Benefit Plans. Section 5.11D is hereby amended by deleting the reference to "$400,000" contained therein and substituting "$600,000" therefor.

         1.4  Amendments to Section 6:  Borrower's Affirmative Covenants

         A. Supplemental Actions. Subsection 6.10 of the Credit Agreement is hereby amended by adding the following at the end of Subsection 6.10:

              "G. Borrowers shall deliver to Agent, within 45 days after the Fifth Amendment Effective Date, (i) certificates of insurance naming Agent on behalf of Lenders as loss payee under all casualty insurance policies maintained by FN, FRN or FRN, Inc., and as an additional insured under all liability and business interruption insurance policies maintained by FN, FRN or FRN, Inc., all as required pursuant to Subsection 6.4 or pursuant to the Collateral Documents (which certificates of insurance shall contain such endorsements as are reasonably requested by Agent), (ii) certificates of title with respect to all rolling stock of FN, FRN or FRN, Inc. and the taking of all actions necessary to cause Agent to be noted as lienholder thereon or otherwise necessary to perfect the first priority Lien granted to Agent on behalf of Lenders in such rolling stock, and (iii) Lock Box Agreement or Blocked Account Agreement executed by each person that is a party thereto with respect to each Deposit Account of FN, FRN or FRN, Inc.

              H. Borrowers hereby represent that FRN, Inc. does not own assets exceeding $5,000 in the aggregate and does not have any Indebtedness or Contingent Obligations (other than under the Loan Documents).
         Borrowers hereby covenant that FRN, Inc. shall not at any time own any assets in excess of $5,000 in the aggregate and that FRN, Inc. shall not at any time have any Indebtedness or Contingent Obligations (other than under the Loan Documents). Borrowers hereby covenant that they shall cause FRN, Inc. to be merged with and into FRN (with FRN become the surviving corporation) within 30 days of the Fifth Amendment Effective Date, with the terms and documents relating to such merger being in form and substance satisfactory to Agent in all respects (it being understood that failure to comply with such covenant shall be an immediate Event of Default)."

         B. Additional Mortgages. Subsection 6.12 of the Credit Agreement is hereby amended by deleting the parenthetical language which appears immediately after the reference to "as soon as practicable after the acquisition of such Covered Real Property Asset" contained in clause (ii) therein and substituting therefor the following:

              "(and (w) in the case of any Covered Real Property Asset acquired in connection with the Iverson Acquisition, as soon as practicable after the consummation of the Iverson Acquisition but in any event within ninety days after the effective date of the Fourth Amendment, Consent and Waiver to Credit Agreement dated as of August 28, 1996 by and among Company, Sun Gro, Sun Gro Canada, Lenders and Agent (the "Fourth Amendment Effective Date"), (x) in the case of any Covered Real Property which is a Material Leasehold acquired in connection with the Flynn Acquisition, to the extent any Loan Party shall have obtained the applicable landlord consents necessary to encumber such Material Leasehold, as soon as practicable after the consummation of the Flynn Acquisition but in any event within sixty days after the Fifth Amendment Effective Date (it being understood that with respect to each such Material Leasehold, the Loan Parties shall use their reasonable best efforts to deliver all landlord and any other third party consents necessary to encumber such Material Leasehold within such sixty day period); provided, however, that if Agent or its counsel do not deliver initial drafts of such Additional Mortgages on or before thirty days after the Fifth Amendment Effective Date, the time period for executing and delivering such Additional Mortgages shall be extended (beyond such sixty day period) by one day for each day past such thirty day period until Agent or its counsel deliver such initial drafts, (y) in the case of any Covered Real Property Asset which is a Fee Property acquired in connection with the Flynn Acquisition, as soon as practicable after the consummation of the Flynn Acquisition but in any event within forty-five days after the Fifth Amendment Effective Date; provided, however, that if Agent or its counsel do not deliver initial drafts of such Additional Mortgages on or before thirty days after the Fifth Amendment Effective Date, the time period for executing and delivering such Additional Mortgages shall be extended (beyond such forty-five day period) by one day for each day past such thirty day period until Agent or its counsel deliver such initial drafts and (z) in the case of any Covered Real Property Asset acquired in connection with the exercise of any purchase options with respect to any Real Property Asset leased by Company or any of its Subsidiaries as of the Fifth Amendment Effective Date, as soon as practicable after such exercise of such purchase option but in any event within forty-five days after the date of acquisition of such Real Property Asset in connection with such exercise; provided, however, that if Agent or its counsel do not deliver initial drafts of such Additional Mortgages on or before thirty days after the Fifth Amendment Effective Date, the time period for executing and delivering such Additional Mortgages shall be extended (beyond such forty-five day period) by one day for each day past such thirty day period until Agent or its counsel deliver such initial drafts)".

         1.5  Amendment to Subsection 7.6:  Financial Covenants

         A. Minimum Interest Coverage Ratio. Subsection 7.6A of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:


                                                 Minimum
                         "Period                 Interest Coverage Ratio
                 ------------------------        -----------------------
                 3rd Fiscal Quarter, 1995        1.65:1.00
                 4th Fiscal Quarter, 1995        1.65:1.00
                 1st Fiscal Quarter, 1996        1.50:1.00
                 2nd Fiscal Quarter, 1996        1.50:1.00
                 3rd Fiscal Quarter, 1996        1.50:1.00
                 4th Fiscal Quarter, 1996        1.45:1.00
                 1st Fiscal Quarter, 1997        1.45:1.00
                 2nd Fiscal Quarter, 1997        1.55:1.00
                 3rd Fiscal Quarter, 1997        1.55:1.00
                 4th Fiscal Quarter, 1997        1.55:1.00
                 1st Fiscal Quarter, 1998        1.55:1.00
                 2nd Fiscal Quarter, 1998        1.70:1.00
                 3rd Fiscal Quarter, 1998        1.70:1.00
                 4th Fiscal Quarter, 1998        1.75:1.00
                 1st Fiscal Quarter, 1999        1.85:1.00
                 2nd Fiscal Quarter, 1999        1.90:1.00
                 3rd Fiscal Quarter, 1999        1.90:1.00
                 4th Fiscal Quarter, 1999        1.95:1.00
                 1st Fiscal Quarter, 2000        2.00:1.00
                 2nd Fiscal Quarter, 2000        2.10:1.00
                 3rd Fiscal Quarter, 2000        2.10:1.00
                 4th Fiscal Quarter, 2000
                     and each Fiscal
                     Quarter thereafter          2.20:1.00"

         B. Maximum Leverage Ratio. Subsection 7.6B of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:


                         "Period                 Maximum Leverage Ratio
                 ------------------------        ----------------------
                  3rd Fiscal Quarter, 1995            5.25:1.00
                  3rd Fiscal Quarter, 1995            5.25:1.00
                  4th Fiscal Quarter, 1995            5.60:1.00
                  1st Fiscal Quarter, 1996            6.50:1.00
                  2nd Fiscal Quarter, 1996            5.60:1.00
                  3rd Fiscal Quarter, 1996            6.25:1.00
                  4th Fiscal Quarter, 1996            6.40:1.00
                  1st Fiscal Quarter, 1997            7.00:1.00
                  2nd Fiscal Quarter, 1997            5.75:1.00
                  3rd Fiscal Quarter, 1997            5.75:1.00
                  4th Fiscal Quarter, 1997            5.75:1.00
                  1st Fiscal Quarter, 1998            6.35:1.00
                  2nd Fiscal Quarter, 1998            5.10:1.00
                  3rd Fiscal Quarter, 1998            5.10:1.00
                  4th Fiscal Quarter, 1998            5.10:1.00
                  1st Fiscal Quarter, 1999            5.60:1.00
                  2nd Fiscal Quarter, 1999            4.50:1.00
                  3rd Fiscal Quarter, 1999            4.50:1.00
                  4th Fiscal Quarter, 1999            4.50:1.00
                  1st Fiscal Quarter, 2000            5.00:1.00
                  2nd Fiscal Quarter, 2000            4.00:1.00
                  3rd Fiscal Quarter, 2000            4.00:1.00
                  4th Fiscal Quarter, 2000
                     and each Fiscal
                     Quarter thereafter               4.00:1.00"

         C. Minimum Consolidated Adjusted EBITDA. Subsection 7.6C of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:

                                                 Minimum Consolidated
                         "Period                    Adjusted EBITDA
                 ------------------------        --------------------
                  3rd Fiscal Quarter, 1995            $30,500,000
                  4th Fiscal Quarter, 1995            $31,000,000
                  1st Fiscal Quarter, 1996            $31,000,000
                  2nd Fiscal Quarter, 1996            $31,000,000
                  3rd Fiscal Quarter, 1996            $29,000,000
                  4th Fiscal Quarter, 1996            $29,000,000
                  1st Fiscal Quarter, 1997            $29,500,000
                  2nd Fiscal Quarter, 1997            $32,000,000
                  3rd Fiscal Quarter, 1997            $32,000,000
                  4th Fiscal Quarter, 1997            $32,250,000
                  1st Fiscal Quarter, 1998            $32,500,000
                  2nd Fiscal Quarter, 1998            $35,000,000
                  3rd Fiscal Quarter, 1998            $35,000,000
                  4th Fiscal Quarter, 1998            $36,000,000
                  1st Fiscal Quarter, 1999            $37,250,000
                  2nd Fiscal Quarter, 1999            $38,500,000
                  3rd Fiscal Quarter, 1999            $38,500,000
                  4th Fiscal Quarter, 1999            $38,500,000
                  1st Fiscal Quarter, 2000            $39,000,000
                  2nd Fiscal Quarter, 2000            $39,000,000
                  3rd Fiscal Quarter, 2000            $39,000,000
                  4th Fiscal Quarter, 2000
                    and each Fiscal Quarter
                    thereafter                        $39,000,000"

         1.6  Amendment to Subsection 7.8:  Consolidated Capital Expenditures

         Subsection 7.8 of the Credit Agreement is hereby amended (i) by deleting the table contained therein in its entirety and substituting the following therefor:

                                                 Maximum Consolidated
                         "Period                 Capital Expenditures
                 ------------------------        --------------------
                  Closing Date to
                   December 31, 1995              $ 2,750,000
                  Fiscal Year 1996                $ 8,350,000
                  Fiscal Year 1997                $12,100,000
                  Fiscal Year 1998                $ 9,300,000
                  Fiscal Year 1999                $ 8,300,000
                  Fiscal Year 2000
                   and each Fiscal
                   Year thereafter                $10,800,000"


and (ii) by (a) deleting the reference to "and" and adding"," at the end of clause (ii) of the last proviso contained therein, and (b) adding the following after clause (iii) of the last proviso contained therein, but before the last period: ", (iv) Company may incur additional Consolidated Capital Expenditures on or before November 29, 1996 in an aggregate amount (including all fees and expenses relating thereto and including Indebtedness assumed by Company or its Subsidiaries in an amount equal to $7,500,000, which Indebtedness is paid in full by Company and its Subsidiaries on the Fifth Amendment Effective Date) not to exceed $12,500,000, consisting of the Flynn Acquisition, and (v) FN or any of its Subsidiaries may incur additional Consolidated Capital Expenditures on or before December 31, 1997 in an aggregate amount not to exceed $3,500,000 consisting of Flynn Purchase Option Payments."

         1.7. Amendment to Subsection 7.15: Borrower's Negative Covenants

         Amendments of Certain Documents. Subsection 7.15B of the Credit Agreement is hereby amended by deleting the comma appearing at the end of clause
(i) thereof and substituting therefor the phrase ", or any material terms of any of the Iverson Acquisition Agreements, in each case as in effect on the Fourth Amendment Effective Date, or any material terms of any of the Flynn Acquisition Agreements, in each case as in effect on the Fifth Amendment Effective Date."

         1.8  Amendments to Section 8: Events of Default

         A. Change in Control. Subsection 8.12 of the Credit Agreement is hereby amended by adding after the end of clause (vi) the following clause:

              "(vii) the occurrence of a "Change in Ownership" or "Fundamental Change" or "Event of Non-Compliance" under the restated articles of incorporation of Holdings; or".

         B. Failure to Consummate Acquisition or Merger. Subsection 8.16 of the Credit Agreement is hereby amended by inserting after the reference "reason" appearing therein the following:

              "or the issuance of the preferred stock of Holdings on the Fifth Amendment Effective Date shall be unwound, reversed or otherwise rescinded in whole or in part for any reason".

         C. Amendment of Certain Documents of Holdings. Subsection 8.17 of the Credit Agreement is hereby amended by (i) inserting after the reference "Holdings Certificate of Designation" appearing therein the phrase "(other than the amendment effected pursuant to the Restated Articles of Incorporation of Holdings as in effect on the Fifth Amendment Effective Date)" and (ii) inserting after the reference "Closing Date," appearing therein the phrase "or any of the New Preferred Stock Purchase

Agreement or the New Warrants, in each case as in effect on the Fifth Amendment Effective Date, in each case".

         D. Equity Contributions. Section 8 of the Credit Agreement is hereby further amended by deleting subsection 8.19 in its entirety and substituting therefor the following:

         "8.19  Equity Contributions.

                    (i) Holdings shall not have received from the New Preferred Stock Holders on or prior to the earlier of the Fifth Amendment Effective Date and November 29, 1996 an equity contribution in an aggregate amount equal to or greater than $20,000,000 (the "Parent Equity Contribution"); or (ii) Company shall not have received from Holdings on or prior to such earlier date an equity contribution in an amount equal to the Parent Equity Contribution; or (iii) Company shall not have used the proceeds from the Parent Equity Contribution within one Business Day of receipt of such proceeds (x) to prepay all Revolving Loans of Company and of Sun Gro on a pro rata basis (in accordance with the respective outstanding principal amount thereof) without any corresponding reduction in their respective Revolving Loan Commitments, and (y) to the extent the amount of such proceeds exceeds the aggregate outstanding principal amount of Revolving Loans, to prepay all Term Loans in accordance with the application order set forth in the first sentence of subsection 2.4B(iv)(b) in an amount equal to such excess (it being understood by all parties hereto that Company shall apply the proceeds from the Parent Equity Contribution in the manner set forth in this clause (iii) of this subsection 8.19 notwithstanding anything to the contrary contained in subsection 2.4B(iii)(c) or 2.4B(iv)(b)):"

         1.9  Substitution of Schedules

         Schedules 2.1, 4.1C, 5.5, 5.6 and 5.13.  Schedule 2.1, Schedule 4.1C,
Schedule 5.5, Schedule 5.6 and Schedule 5.13 to the Credit Agreement are hereby amended by deleting said Schedule 2.1, Schedule 4.1C, Schedule 5.5, Schedule 5.6 and Schedule 5.13 in their entirety and substituting in place thereof a new
Schedule 2.1, Schedule 4.1C, Schedule 5.5, Schedule 5.6 and Schedule 5.13 in the form of Annex A to this Amendment.

         1.10 Amendment of Exhibits

         Exhibits V and VIII. The third paragraph of Exhibit V to the Credit Agreement is hereby amended by deleting the reference to "$50,000,000" and substituting "$60,000,000" therefor. Exhibit VIII to the Credit Agreement is hereby amended by deleting Annex 1 to said Exhibit VIII in its entirety and substituting in place thereof a new Annex 1 to Exhibit VIII in the form of Annex B to this Amendment.

         1.11 Amendment of Schedules

         Schedules 5.4 and 5.8C. The schedules to the Credit Agreement are hereby amended to include a new Schedule 5.4 in the form of Annex A to this Amendment. In addition, Schedule 5.8C to the Credit Agreement is hereby amended by deleting the reference to "1. Bridge Note Agreement" of said Schedule 5.8C.
Schedule I to the Company Security Agreement is hereby amended by adding thereto under the heading "Assigned Agreements" the following:

              "1. That certain Stock Purchase Agreement dated as of November 27, 1996 by and among Flynn Industries, Inc., certain individual stock holders of Flynn Nurseries, Inc. and Hines Horticulture, Inc., as such agreement may be amended from time to time after the Fifth Amendment Effective Date to the extent permitted under subsection 7.15.

              2. That certain Escrow Agreement dated as of November 27, 1996 among Hines Horticulture, Inc., Flynn Industries, Inc., the other stockholders of Flynn Nurseries, Inc. and an escrow agent, as such agreement may be amended from time to time after the Fifth Amendment Effective Date to the extent permitted under subsection 7.15 or 8.17.

              3. That certain Acquisition Agreement dated as of August 30, 1996 by and among Ronald C. Iverson, Iverson Perennial Gardens, Inc. and Hines Horticulture, Inc."


         Section 2.  PRO RATA SHARES

         Upon the effectiveness of this Amendment, each existing Domestic Lender which increases its Revolving Loan Commitment (an "Increasing Lender" and collectively, the "Increasing Lenders"), as set forth on Schedule 2.1 to the Credit Agreement, as amended by this Amendment, shall pay to Agent by wire transfer of immediately available funds such amount, if any, as calculated by Agent, as reflects such Increasing Lender's increased Pro Rata Share of the outstanding Revolving Loans (and, if applicable, such Increasing Lender's increased Pro Rata Share of any participations which have been funded by Domestic Lenders with respect to outstanding Letters of Credit). Agent shall promptly pay to each other Domestic Lender such amounts, as calculated by Agent, as may be necessary to reflect such other Domestic Lender's then Pro Rata Share, as set forth on Schedule 2.1 to the Credit Agreement, as amended by this Amendment, of the outstanding Revolving Loans (and, if applicable, such other Lender's then Pro Rata Share of any participations which have been funded by Domestic Lenders with respect to outstanding Letters of Credit).

         Section 3.  CONSENT

         3.1  Consent to Flynn Acquisition
              ----------------------------

         A. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company contained herein, Lenders hereby consent to the Flynn Acquisition by Company for a total consideration (including all fees and expenses relating thereto and including Indebtedness assumed by Company or its Subsidiaries in an amount not exceeding $7,500,000, which Indebtedness is paid in full by Company and its Subsidiaries on the Fifth Amendment Effective Date) not exceeding $12,500,000.

         B. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company contained herein, Lenders hereby consent to the following transactions between Company and Blooming Farm, Inc. ("BFI"): (i) Purchase and Sale Agreement, dated June 21, 1996, between Company, as seller, and BFI, as buyer, for that certain 53-acre parcel of real property described therein, as unamended; (ii) Warranty Deed, dated June 21, 1996, from Company to BFI, for the transfer and conveyance of such real property, as unamended; (iii) Secured Promissory Note, dated June 21, 1996, from BFI to Company in the amount of $151,050.00 as payment of the purchase price for such real property, as unamended; (iv) Trust Deed, dated June 21, 1996, from BFI to Company to secure BFI's payment of such Promissory Note, as unamended; and
(v) Agricultural Lease, dated June 21, 1996, between Company and BFI for the lease of such real property by BFI to Company, as unamended.


         3.2  Limitation of Consent
              ---------------------

         Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the consent set forth above shall be limited precisely as written and relate solely to the Flynn Acquisition in the manner and to the extent described above, and nothing in this Section 3 shall be deemed to:

         1. constitute a waiver of compliance by Company with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein (whether in connection with the Flynn Acquisition or otherwise); or

         2. prejudice any right or remedy that Agent or any Lender may now have (except to the extent that such right or remedy was based upon existing defaults that will not exist after giving effect to this Section 3) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

         Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

         Section 4.  CONDITIONS TO EFFECTIVENESS

         Sections 1, 2 and 3 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Fifth Amendment Effective Date"):

         A. On or before the Fifth Amendment Effective Date, Holdings and each Borrower shall deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Fifth Amendment Effective
Date:

              1. Certified copies of its Articles or Certificate of Incorporation, or a Certificate of the corporate secretary or assistant secretary for each of Holdings and each Borrower certifying as of the Fifth Amendment Effective Date that:

                   a. The Certificate or Articles of Incorporation of Holdings or such Borrower have not been amended, modified or otherwise changed since the Closing Date; and

                   b. The Bylaws of Holdings or such Borrower have not been amended, modified or otherwise changed since the Closing Date;

              2. Certified copies of the Certificate or Articles of Incorporation of FN, FRN and FRN, Inc., each dated a recent date prior to the Fifth Amendment Effective Date;

              3. Copies of the Bylaws of FN, FRN and FRN, Inc., each certificated as of the Fifth Amendment Effective Date by the applicable corporate secretary or an assistant secretary;

              4. A good standing certificate of Holdings, each Borrower, FN, FRN and FRN, Inc. from the Secretary of State of the jurisdiction of its incorporation and the jurisdiction in which its principal place of business is located, each dated a recent date prior to the Fifth Amendment Effective Date;

              5. Resolutions of Board of Directors of each of Holdings, each Borrower, FN, FRN, and FRN, Inc. approving and authorizing the execution, delivery, and performance of this Amendment, each of the other Loan Documents entered into on or about the Fifth Amendment Effective Date and the Flynn Acquisition Agreements and, in the case of Company and Sun Gro, approving and authorizing the execution, delivery and payment of each Allonge to Revolving Note, substantially in the form of Annex C to this Amendment (collectively, the "Allonges"), certified as of the Fifth Amendment Effective Date by the applicable Loan Party's corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

              6. Signature and incumbency certificates of officers of each of Holdings, each Borrower, FN, FRN and FRN, Inc. executing this Amendment, each of the other Loan Documents entered into on or about the Fifth Amendment Effective Date and the Flynn Acquisition Agreements;

              7. Copies of this Amendment executed by Holdings, each Borrower, FN, FRN, FRN, Inc. and each Lender, and the Allonges, each executed by Company and Sun Gro, drawn to the order of each Domestic Lender;

              8. Executed originals of the Domestic Subsidiary Guaranty, a Domestic Subsidiary Pledge Agreement, a Domestic Subsidiary Security Agreement and a Domestic Subsidiary Trademark Security Agreement, executed by each of FN, FRN and FRN, Inc. and an executed original of a Pledge Amendment to the Company Pledge Agreement pursuant to which Company pledges to Agent all of the issued and outstanding capital stock of FN and certain intercompany promissory notes;

              9. Evidence in form and substance satisfactory to Agent that Holdings, Company and Company's Subsidiaries have taken or caused to be taken such actions (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) in such a manner so that Agent has a valid and perfected first priority security interest as of the Fifth Amendment Effective Date in the entire personal and mixed property Collateral of FN, FRN and FRN, Inc. Such actions shall include, without limitation, the following:

              (i) delivery to Agent of certificates (which certificates shall be registered in the name of Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Agent) representing the capital stock pledged pursuant to the Domestic Subsidiary Pledge Agreements executed by FN and FRN or the Pledge Amendment to the Company Pledge Agreement and delivery to Agent of intercompany promissory notes executed and duly endorsed by FN, FRN, FRN, Inc. and Company in form and substance satisfactory to Agent and all other instruments (duly endorsed where appropriate) evidencing the Collateral pledged pursuant to such Domestic Subsidiary Pledge Agreements or such Pledge Amendment;

              (ii) delivery to Agent of Uniform Commercial Code financing statements as to the Collateral of FN, FRN or FRN, Inc. for all jurisdictions as may be necessary or desirable to perfect the security interests in such Collateral;

              (iii) delivery to Agent of the IP Collateral Documents of FN, FRN or FRN, Inc., together with accurate and complete schedules thereto and any cover sheets, if required, for filing with the United States Patent and Trademark Office (the "PTO");

              (iv) delivery to Agent of a deposit account notice with respect to each Deposit Account listed on Schedule I annexed to the Domestic Subsidiary Security Agreements of FN, FRN or FRN, Inc. (it being understood by each party hereto that Company shall deliver to Agent a Lock Box Agreement or a Blocked Account Agreement executed by each Person that is a party thereto with respect to each such Deposit Account within forty-five days after the Fifth Amendment Effective
         Date); and

              (v) delivery to Agent of such other documents and instruments that Agent reasonably deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent on behalf of Lenders under the Collateral Documents of FN, FRN or FRN, Inc.;

              10. A Borrowing Base Certificate substantially in the form of Annex B annexed hereto, prepared as of a recent date prior to the Fifth Amendment Effective Date;

              11. Executed copies of the Flynn Acquisition Agreements (including all schedules, exhibits and amendments thereto), each in form and substance satisfactory to Agent;

              12. Uniform Commercial Code, tax, judgment and other Lien searches relating to any personal or mixed property of FN, FRN and FRN, Inc. in form and substance satisfactory to Agent and UCC-3 termination statements, mortgage releases or other comparable instruments, executed by all necessary Persons, terminating any and all existing UCC-1 financing statements or mortgages relating to any personal, mixed or real property of FN, FRN or FRN, Inc. in favor of any third parties (other than UCC-1 financing statements filed pursuant to item 9 above) in form and substance satisfactory to Agent;

              13. Evidence in form and substance satisfactory to Agent (including without limitation an Officers' Certificate to the effect set forth in clauses (i) - (iv) below) that:

              (i) the Flynn Acquisition Agreements shall be in full force and effect and shall not have been amended, supplemented, waived or otherwise modified without the consent of Agent;

              (ii) all conditions to the Flynn Acquisition set forth in the Flynn Acquisition Agreements shall have been satisfied in all material respects or the fulfillment of any such conditions shall have been waived with the consent of Agent (which consent shall not be unreasonably withheld);

              (iii) the Flynn Acquisition shall have occurred in accordance with the Flynn Acquisition Agreements; and

              (iv) the aggregate purchase price for the Flynn Acquisition (including all fees and expenses relating thereto) does not exceed the sum of (x) $4,500,000 in cash ($500,000 of which shall be in an escrow account in accordance with the Flynn Acquisition Agreements) plus (y) the assumption of Indebtedness not exceeding $7,500,000, all of which Indebtedness is paid in full on the Fifth Amendment Effective Date plus
         (z) the payment of fees and expenses not exceeding $250,000 (other than fees payable to Agent or Lenders);

              14. (i) Pro forma balance sheet of Company and its Subsidiaries as of October 8, 1996 after giving effect to the Flynn Acquisition and the financings contemplated thereby, (ii) projected financial statements (including balance sheets and statements of operations, stockholders' equity and cash flows) of Company and its Subsidiaries for the five-year period after consummation of the Flynn Acquisition, and (iii) financial statements of FN and FRN attached to the Flynn Stock Purchase Agreement as Schedules
    3.8 and 3.9 thereto, all of the foregoing in form and substance satisfactory to Agent and Lenders;

              15. Any and all environmental reports relating to any facilities of FN, FRN or FRN, Inc. received by Company from FII, FN, FRN or FRN, Inc. or obtained by Company or any of its Subsidiaries from any independent consultants;

              16. Evidence in form and substance satisfactory to Agent that Holdings has received from New Preferred Stock Holders an equity contribution in an aggregate amount equal to or greater than $20,000,000 in cash and that Company has received from Holdings an equity contribution equal to such amount in cash, and an Officers' Certificate of Holdings and Company in form and substance satisfactory to Agent to such effect;

              17. Evidence in form and substance satisfactory to Agent (including an Officers' Certificate of Holdings and Borrowers to such effect) that:

              (i) FRNO and Company have entered into the Flynn Oregon Agreements and that all of the equipment and inventory of FRNO have been transferred to FRN;

              (ii) all of the "C" stock investments and "C" stock loans made in or to FN by Farm Credit Systems of California have been repaid in full or redeemed in full, as applicable, prior to the consummation of the Flynn Acquisition and all Liens relating thereto have been released;

              (iii) all of the Indebtedness outstanding under the Credit Agreement dated as of October 20, 1995 among FN, FRN, FII and Farm Credit Services, as amended (the "Existing Flynn Credit Agreement"), shall have been repaid in full, that the Existing Flynn Credit Agreement and all related documents have been terminated and that all Liens relating thereto have been released;

              (iv) all intercompany Indebtedness owing by FN, FRN or FRN, Inc. to FII have been paid in full or cancelled prior to the Flynn Acquisition;

              (v) after giving effect to the Flynn Acquisition, none of FN, FRN or FRN, Inc. will have any outstanding Indebtedness or Contingent Obligations (other than under the Loan Documents) except (a) the Indebtedness under the Existing Flynn Credit Agreement (as herein defined), all of which shall have been repaid on the Fifth Amendment Effective Date and (b) capital lease obligations described in Schedule
         5.5 annexed to the Credit Agreement; and

              (vi) all of the Von Kempf shares shall have been cancelled;

              18. A copy of each of the leases to which FN, FRN or FRN, Inc. is a party (as a lessee or as a lessor), each of which (including any purchase option provisions contained therein) shall be in form and substance satisfactory to Agent;

              19. Unless waived by Agent, (i) a Non-Disturbance Agreement (as defined in the Flynn Stock Purchase Agreement) from each lender encumbering any Real Property Asset of FN, FRN or FRN, Inc., (ii) a Real Property Lease Consent (as defined in the Flynn Stock Purchase Agreement) from each lessor of any such Real Property Asset, and (iii) an Estoppel Letter (as defined in the Flynn Stock Purchase Agreement) from each landlord, lessor, sublessor or licensor of any such Real Property Asset, in each case (for clauses (i), (ii) and (iii)) in form and substance satisfactory to Agent, in each case other than Non-Disturbance Agreements, Real Property Lease Consents and Estoppel Letters relating to two Master Lease Agreements dated June 30, 1997 with William Tomlinson and certain related parties;

              20. Evidence in form and substance satisfactory to Agent (including an Officers' Certificate of Holdings and Borrowers) that (i) on the Fifth Amendment Effective Date, the aggregate amount of outstanding Indebtedness under the Existing Flynn Credit Agreement does not exceed $7,500,000, and (ii) Company and its Subsidiaries have repaid in full all amounts outstanding under the Existing Flynn Credit Agreement and have terminated any commitments to lend or make other extensions of credit thereunder. Company and its Subsidiaries shall have delivered to Agent all termination statements, terminations of lockbox agreements, blocked account agreements and collateral account agreements, assignment documents, satisfactions, reconveyances, releases and similar documents as to any financing statements, mortgages, deeds of trust, assignments and other agreements or instruments creating or perfecting liens or security interests which shall release all liens securing any and all indebtedness under the Existing Flynn Credit Agreement; and

              21. An Officers' Certificate of Holdings and each Borrower, in form and substance satisfactory to Agent, to the effect that the representations and warranties in Section 5 of the Credit Agreement are true, correct and complete in all material respects on and as of the Fifth Amendment Effective Date (both before and after giving effect to the Flynn Acquisition and this Amendment) to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Holdings or such Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Amendment and the Credit Agreement as amended by this Amendment provide shall be performed or satisfied by it on or before the Fifth Amendment Effective Date except as otherwise disclosed to and agreed to in writing by Agent.

              22. A fully executed and notarized modification, in form and substance satisfactory to Agent, to each of the Initial Mortgages, each of the Additional Mortgages that have been executed by any of the Borrowers or their Subsidiaries on or before the date hereof, and the Pledge and Collateral Consent Assignment dated as of October 2, 1995, executed by Hines Horticulture, Inc., in favor of Agent (collectively, the "Mortgage Modifications").

              23. CLTA Endorsements 110.5 (or the applicable state equivalent) to each of the Initial Mortgage Policies and Additional Mortgage Policies (collectively, the "Title Endorsements"), assuring Agent that the applicable Initial Mortgages and Additional Mortgages remain valid and enforceable first priority mortgage liens on the respective Initial Mortgaged Properties and respective Additional Properties, free and clear of all defects and encumbrances except Permitted Encumbrances, which Title Endorsements shall be in form and substance reasonably satisfactory to Agent; provided, however, that this condition may also be satisfied by the issuance of new lender's title policies, in form and substance reasonably satisfactory to Agent, and which new lender's title policies shall generally be in the form of the Initial Mortgage Policies and Additional Mortgage Policies (including, without limitation, all title endorsements thereto) dated as of the date of recordation of the applicable Mortgage Modification and assuring Agent that the applicable Initial Mortgages and Additional Mortgages, as modified by the applicable Mortgage Modifications, are valid and enforceable first priority mortgage liens on the respective Initial Mortgaged Properties and respective Additional Properties, free and clear of all defects and encumbrances except Permitted Encumbrances. In addition, the Initial Mortgage Policies and Additional Mortgage Policies shall be modified and/or endorsed to provide for any other matters that Agent may reasonably request, including, without limitation, to provide for affirmative insurance and such reinsurance as Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agent.

              24.  (i) A copy of each document described in Subsection 3.1B,
    (ii) a Pledge and Collateral Assignment Agreement executed by company, as pledgor, and BFI, as landlord, in favor of Agent, to be recorded in the real estate records of Washington County, Oregon, (iii) a UCC-1 Financing Statement, executed by Company, as debtor, and Agent, as secured party, to be filed with the Oregon Secretary of State, and (iv) a copy of any title insurance policies issued in connection with any of the foregoing.

         B. On or before the Fifth Amendment Effective Date, Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Kirkland & Ellis, Schreck, Jones, Bernhard, Woloson & Godfrey, Rutan & Tucker, and Carlsmith, Ball, Wichman, Case & Ichiki, in each case counsel to Loan Parties, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Fifth Amendment Effective Date, substantially in the form set forth in Annex D, Annex E, Annex F, and Annex G hereto, respectively, and as to such other matters as Agent acting on behalf of Lenders may reasonably request, (ii) originally executed copies of a written opinion of Canadian counsel to Loan Parties in form and substance reasonably satisfactory to Agent and its counsel, and (iii) copies of written opinions of (x) Schreck, Jones, Bernhard, Woloson & Godfrey to New Preferred Stock Holders, and (y) Heller, Ehrman, White & McAuliffe, and Woodburn & Wedge, in each case to Loan Parties, together with reliance letters relating thereto in form and substance satisfactory to Agent.

         C. Agent and each Lender shall have received the fees payable by Company on the Fifth Amendment Effective Date in such amounts as have been separately agreed upon.

         D. On or before the Fifth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

         Section 5.  COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

         A. Corporate Power and Authority. Each Loan Party hereto has all requisite corporate power and authority to enter into this Amendment, each of the other Loan Documents entered into as of the date hereof, and each of the Flynn Acquisition Agreements, and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement"), such other Loan Documents, and each of the Flynn Acquisition Agreements, and Company and Sun Gro have all requisite corporate power and authority to issue the Allonges.

         B. Authorization of Agreements. The execution and delivery of this Amendment, each of the other Loan Documents entered into as of the date hereof, the Allonges, and each of the Flynn Acquisition Agreement, the performance of the Amended Agreement, such other Loan Documents, and each of the Flynn Acquisition Agreement, and the payment of the Notes as amended by the Allonges (the "Amended Notes") have been duly authorized by all necessary corporate action on the part of each Loan Party thereto.

         C. No Conflict. The execution and delivery by each Loan Party hereto of this Amendment, each of the other Loan Documents entered into as of the date hereof, and each of the Flynn Acquisition Agreements, the execution and delivery by Company and Sun Gro of the Allonges, the performance by each Loan Party hereto of the Amended Agreement and such other Loan Documents and each of the Flynn Acquisition Agreements, and the payment of the Amended Notes by Company and Sun Gro do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries (including without limitation FN and its Subsidiaries), the Certificate or Articles of Incorporation or Bylaws of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Fifth Amendment Effective Date and disclosed in writing to Lenders.

         D. Governmental Consents. The execution and delivery by the Loan Parties hereto of this Amendment, each of the other Loan Documents entered into as of the date hereof and each of the Flynn Acquisition Agreements, the execution and delivery by Company and Sun Gro of the Allonges, the performance by the Loan Parties party hereto of the Amended Agreement and such other Loan Documents and the Flynn Acquisition Agreements and the payment of the Amended Notes by Company and Sun Gro do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for
(i) filings required by federal or state securities laws, (ii) such other registrations, consents, approvals, notices or other actions which have been made, obtained, given or taken on or before the Fifth Amendment Effective Date and (iii) filings and recordings which are required to be made to perfect security interests in the Collateral.

         E. Binding Obligation. This Amendment and each of the other Loan Documents entered into as of the date hereof and the Amended Agreement have been duly executed and delivered by each Loan Party hereto, the Allonges have been duly executed and delivered by Company and Sun Gro, and each of this Amendment and such other Loan Documents, the Amended Agreement and the Amended Notes are the legally valid and binding obligations of each Loan Party thereto, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of each of the Takeout Securities are enforceable against the holders thereof in accordance with their terms and the Loans, Letters of Credit and all other monetary Obligations under the Credit Agreement (after giving effect to the increase in the Revolving Loan Commitments contemplated by this Amendment) are within the definitions of "Bank Indebtedness," "Senior Indebtedness" and "Designated Senior Indebtedness" included in such provisions.

         F. Issuance of Preferred Stock. All shares of preferred stock of Holdings issued pursuant to the New Preferred Stock Purchase Agreement have been duly and validly issued, fully paid and nonassessable. No stockholder of Holdings has or will have any preemptive rights to subscribe for any additional preferred stock of Holdings. Any issuance of any preferred stock of Holdings, upon such issuance and sale, will either (a) have been registered and qualified under applicable federal and state securities laws or (b) is exempt therefrom.

         G. Subsidiaries of FN. FN has no Subsidiaries other than FRN and FRN, Inc.

         H. Patents of FN, FRN and FRN, Inc. FN, FRN and FRN, Inc. have no right, title or interest in any patents or patent applications under any law.

         I. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement and contained in the other Loan Documents are and will be true, correct and complete in all material respects on and as of the Fifth Amendment Effective Date (both before and after giving effect to the Flynn Acquisition and this Amendment) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         J. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

         K. Receivables Facility. The Receivables Sale and Contribution Agreement dated May 31, 1996 by and between FRN and FRN, Inc. (the "Receivables Agreement") and all related agreements have been terminated and FRN has not sold, transferred, contributed or conveyed whether outright or by way of security at any time any accounts, accounts receivable, documents, chattel paper, and general intangible, or any other property to FRN, Inc., and no obligations are outstanding to Capital USA Funding, L.P., Commerzbank Aktiengesellschaft, New York Branch, Boatmen's Trust Company of Arkansas or any other financial institution under the receivables facility relating to the Receivables Agreement.


         Section 6.  ACKNOWLEDGEMENT AND CONSENT

         Company is a party to the Company Guaranty, the Company Security Agreement, the Company Pledge Agreement, the Company Trademark Security Agreement, the Company Patent Security Agreement and the Collateral Account Agreement pursuant to which Company has (i) guarantied the Obligations and (ii) created liens in favor of Agent on certain Collateral to secure the Obligations and to secure its obligations under the Company Guaranty. Sun Gro is a party to the Domestic Subsidiary Guaranty, a Domestic Subsidiary Security Agreement, the Domestic Subsidiary Pledge Agreement, a Domestic Subsidiary Trademark Security Agreement, and a Domestic Subsidiary Patent Security Agreement pursuant to which Sun Gro has (i) guarantied the Obligations and (ii) created liens in favor of Agent on certain Collateral to secure the Obligations and to secure the obligations of Sun Gro under the Domestic Subsidiary Guaranty. Sun Gro Canada is a party to the Canadian Subsidiary Security Agreement and the Canadian Subsidiary Pledge Agreement pursuant to which Company has created liens in favor of Agent on certain Collateral to secure the Obligations. Holdings is a party to the Holdings Guaranty and the Holdings Pledge Agreement pursuant to which Holdings has (i) guarantied the Obligations and (ii) pledged certain

Collateral to Agent to secure the obligations of Holdings under the Holdings Guaranty. Each of FN, FRN and FRN, Inc. has become a party to the Domestic Subsidiary Guaranty, a Domestic Subsidiary Security Agreement, a Domestic Subsidiary Pledge Agreement, a Domestic Subsidiary Trademark Security Agreement, and a Domestic Subsidiary Patent Security Agreement pursuant to which such Loan Party has (i) guarantied the Obligations and (ii) created liens in favor of Agent on certain Collateral to secure the obligations of such Loan Party under the Domestic Subsidiary Guaranty. Company, Sun Gro, Sun Gro Canada, Holdings, FN, FRN, and FRN, Inc. are collectively referred to herein as the "Credit Support Parties", and the Guaranties and Collateral Documents referred to above are collectively referred to herein as the "Credit Support Documents".

         Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Borrowers now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

         Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Fifth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         Each Credit Support Party (other than Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

         Section 7.  MISCELLANEOUS

         A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

         (i) On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

         (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

         C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Sections 1, 2 and 3 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by each Lender and each of the other parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                 [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                               BORROWERS:

                               HINES HORTICULTURE, INC.
                               (formerly known as Hines Nurseries Inc.)


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               SUN GRO HORTICULTURE INC.


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               SUN GRO HORTICULTURE CANADA LTD.


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               HINES HOLDINGS, INC.,
                               (formerly known as Hines Horticulture Inc.) (for purposes of Section 6 only) as a Credit Support Party


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               FLYNN NURSERIES, INC.
                               (for purposes of Section 6 only) as a Credit
                               Support Party


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               FLYNN RAINBOW NURSERIES, INC.
                               (for purposes of Section 6 only) as a Credit
                               Support Party


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               FRN, INC.
                               (for purposes of Section 6 only) as a Credit
                               Support Party


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               LENDERS:

                               BT COMMERCIAL CORPORATION,
                               as a Domestic Lender and as Agent


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               BT BANK OF CANADA,
                               as a Canadian Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               BANKERS TRUST COMPANY,
                               as an Issuing Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               HARRIS TRUST AND SAVINGS BANK,
                               as a Domestic Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               FLEET BANK OF MASSACHUSETTS, N.A.,
                               as a Domestic Lender and Canadian Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               LASALLE NATIONAL BANK,
                               as a Domestic Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               NATIONSBANK OF TEXAS, N.A.,
                               as a Domestic Lender and Canadian Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               UNION BANK OF CALIFORNIA, N.A.,
                               as a Domestic Lender and Canadian Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               WELLS FARGO BANK, N.A.,
                               as a Domestic Lender and Canadian Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                               BANK OF MONTREAL,
                               as a Canadian Lender


                               By:
                                   -------------------------------
                               Title:
                                      ----------------------------

                                        TREASURE VALLEY LAND COMPANY, L.C.

                                        By: Jeff Hollingworth, its sole Manager



                                        By:
                                           -------------------------------------

                                        Title:
                                               ---------------------------------

                                        Address:  1550 S. Redwood Road
                                                  Salt Lake City, UT 84104
                                                  Attention: Michael Frei

                                      S-2